UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                On June 7, 2005, Vertex Pharmaceuticals Incorporated (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) as the representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the sale of 11,750,000 shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) at an offering price to the public of $13.00 per share.  Under the terms of the Purchase Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,762,500 shares of Common Stock to cover over-allotments.

                The Purchase Agreement is filed as Exhibit 1.1 to this Report, and the description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.  The offering of the Common Stock will be made by means of a prospectus, a copy of which can be obtained from Merrill Lynch. The prospectus, which consists of a prospectus supplement dated June 7, 2005, and an accompanying prospectus, dated April 25, 2005, has been filed with the Securities and Exchange Commission.

Item 8.01.  Other Events.

                The Company issued a press release on June 7, 2005 entitled “Vertex Pharmaceuticals Announces Pricing of Common Stock Offering” announcing the pricing of the public offering.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

                (c)  Exhibits

Exhibit	Description of Document

1.1	Purchase Agreement, dated June 7, 2005, by and between Vertex Pharmaceuticals Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.; and

99.1	Press Release of Vertex Pharmaceuticals Incorporated, dated June 7, 2005, entitled “Vertex Pharmaceuticals Announces Pricing of Common Stock Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: June 7, 2005	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel